Exhibit 99.1

CMS Energy Announces Strong Second Quarter Results, Reaffirms 2022 Adjusted EPS Guidance

JACKSON, Mich., July 28, 2022 – CMS Energy announced today reported earnings per share of $0.50 for the second quarter of 2022, compared to $0.61 per share for the same quarter in 2021. The company’s adjusted earnings per share for the second quarter of 2022 were $0.53, compared to $0.55 per share for the same quarter in 2021. For the first six months of the year, the company reported $1.71 per share compared to $1.82 per share for the same timeframe in 2021. On an adjusted earnings per share basis year to date, the company reported $1.73 per share in 2022, compared to $1.64 per share in 2021.

CMS Energy reaffirmed its 2022 adjusted earnings guidance of $2.85 to $2.89* per share (*See below for important information about non-GAAP measures) and reaffirmed long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end of the adjusted EPS growth range.

“Our company took a major step forward with the regulatory approvals of our natural gas rate case settlement and the Integrated Resource Plan, eliminating coal generation by 2025 and leading the clean energy transformation by adding more solar and battery storage, while increasing reliability,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “These approvals strengthen our financial outlook for investors while driving the decarbonatization of our electric and gas systems at affordable prices for our customers and the communities we serve.”

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2022 second quarter results and provide a business and financial outlook on Thursday, July 28 at 9:30 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments recognized in net income related to CMS Enterprises’ interest expense, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company’s adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Six Months Ended
	6/30/22	6/30/21	6/30/22	6/30/21
Operating revenue	$1,920	$1,558	$4,294	$3,571

Operating expenses	1,681	1,306	3,599	2,889

Operating Income	239	252	695	682

Other income	43	48	91	92

Interest charges	126	125	250	249

Income Before Income Taxes	156	175	536	525

Income tax expense	14	22	53	64

Income From Continuing Operations	142	153	483	461

Income from discontinued operations, net of tax	-	18	4	52

Net Income	142	171	487	513

Loss attributable to noncontrolling interests	(6)	(5)	(14)	(12)

Net Income Attributable to CMS Energy	148	176	501	525

Preferred stock dividends	3	-	5	-

Net Income Available to Common Stockholders	$145	$176	$496	$525

Diluted Earnings Per Average Common Share
Income from continuing operations per average common share available to common stockholders	$0.50	$0.55	$1.70	$1.64
Income from discontinued operations per average common share available to common stockholders	-	0.06	0.01	0.18
Diluted earnings per average common share	$0.50	$0.61	$1.71	$1.82

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	6/30/22	12/31/21
Assets
Current assets
Cash and cash equivalents	$77	$452
Restricted cash and cash equivalents	19	24
Other current assets	2,297	2,151
Total current assets	2,393	2,627
Non-current assets
Plant, property, and equipment	21,627	22,352
Other non-current assets	5,020	3,774
Total Assets	$29,040	$28,753

Liabilities and Equity
Current liabilities (1)	$1,670	$1,822
Non-current liabilities (1)	7,469	7,269
Capitalization
Debt, finance leases, and other financing (excluding securitization debt) (2)
Debt, finance leases, and other financing (excluding non-recourse and securitization debt)	12,246	12,200
Non-recourse debt	-	76
Total debt, finance leases, and other financing (excluding securitization debt)	12,246	12,276
Preferred stock and securities	224	224
Noncontrolling interests	593	557
Common stockholders' equity	6,654	6,407
Total capitalization (excluding securitization debt)	19,717	19,464
Securitization debt (2)	184	198
Total Liabilities and Equity	$29,040	$28,753

(1)	Excludes debt, finance leases, and other financing.

(2)	Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Six Months Ended
	6/30/22	6/30/21
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$476	$185

Net cash provided by operating activities	1,059	1,367
Net cash used in investing activities	(1,139)	(851)
Cash flows from operating and investing activities	(80)	516
Net cash used in financing activities	(300)	(409)

Total Cash Flows	$(380)	$107

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$96	$292

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended			Six Months Ended
	6/30/22		6/30/21	6/30/22	6/30/21
Net Income Available to Common Stockholders	$145		$176	$496	$525
Reconciling items:
Disposal of discontinued operations (gain) loss	*		5	(5)	5
Tax impact	(*	)	(1)	1	(1)
Discontinued operations income	-		(30)	-	(73)
Tax impact	-		8	-	17
Other exclusions from adjusted earnings**	(*	)	*	(1)	(1)
Tax impact	*		(* )	*	*
Voluntary separation program	11		-	11	-
Tax impact	(3)		-	(3)	-

Adjusted net income – non-GAAP	$153		$158	$499	$472

Average Common Shares Outstanding
Diluted	290.1		289.4	290.0	289.3

Diluted Earnings Per Average Common Share
Reported net income per share	$0.50		$0.61	$1.71	$1.82
Reconciling items:
Disposal of discontinued operations (gain) loss	*		0.02	(0.01)	0.02
Tax impact	(*	)	(0.01)	*	(0.01)
Discontinued operations income	-		(0.10)	-	(0.25)
Tax impact	-		0.03	-	0.06
Other exclusions from adjusted earnings**	(*	)	*	(* )	(* )
Tax impact	*		(* )	*	*
Voluntary separation program	0.04		-	0.04	-
Tax impact	(0.01)		-	(0.01)	-

Adjusted net income per share – non-GAAP	$0.53		$0.55	$1.73	$1.64

*	Less than $0.5 million or $0.01 per share.
**	Includes restructuring costs and unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to CMS Enterprises' interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to CMS Enterprises’ interest expense, or other items.  The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.